Exhibit 10.16


                              PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement") is made this 11th day of February, 1998, by and among Allstate Life Insurance Company, an Illinois insurance corporation ("Buyer"), Allstate Life Insurance Company of New York, a New York insurance company ("Buyer Subsidiary"), Charter National Life Insurance Company, a Missouri insurance company ("Charter"), Intramerica Life Insurance Company, a New York insurance company ("ILIC"), and Leucadia National Corporation, a New York corporation ("Leucadia" and, together with Charter and ILIC, the "Sellers").

                                   RECITALS:
                                   --------

      WHEREAS, Charter and ILIC are engaged in the business of underwriting, issuing and administering variable life insurance products, variable annuity products and certain other life insurance products (the "Business");

      WHEREAS, CNL, Inc., a Missouri corporation and wholly owned subsidiary of Leucadia ("CNL"), acts as principal underwriter for Charter and ILIC in connection with the Business;

      WHEREAS, Sellers wish to sell to Buyer and Buyer Subsidiary, and Buyer and Buyer Subsidiary wish to purchase from Sellers, the Business effective as of January 1, 1998 (the "Effective Time") and Leucadia wishes to sell to Buyer, and Buyer wishes to purchase from Leucadia, all of the outstanding capital stock of CNL (collectively, the "Transaction");

      WHEREAS, in connection with the Transaction, Charter desires to cede to Buyer, and Buyer desires to reinsure from Charter, all of Charter's rights, liabilities and obligations in respect of Charter's variable life insurance products, variable annuity products and certain other life insurance and annuity products identified in the Charter Coinsurance Agreement and the Charter Reinsurance Agreement (as such terms are defined below) (collectively, the "Charter Policies") effective as of the Effective Time;

      WHEREAS, in connection with the Transaction, ILIC desires to cede to Buyer Subsidiary, a wholly owned subsidiary of Buyer and Buyer Subsidiary desires to reinsure from ILIC, all of ILIC's rights, liabilities and obligations in respect of ILIC's variable annuity products identified in the ILIC Coinsurance Agreement (as such term is defined below) (the "ILIC Policies" and together with the Charter Policies, the "Policies") effective as of the Effective Time;

      WHEREAS, in connection with the Transaction, Leucadia desires to sell to Buyer, and Buyer desires to purchase from Leucadia, all of the issued and outstanding shares of common stock, no par value, of CNL (the "Common Stock"), all in accordance with the provisions of this Agreement;

      WHEREAS, in connection with the Transaction, the parties hereto desire that Buyer or Buyer Subsidiary, as appropriate, (i) pay all costs and expenses associated with the administration of the Business from the Effective Time through the Closing Date and (ii) assume and provide all support and administrative services relating to the Business effective from and after the Closing Date;

            WHEREAS, in connection with the Transaction, (i) Charter and Buyer intend to enter into the Charter Administrative Services Agreement (as defined in Section 6.1) and (ii) ILIC and Buyer Subsidiary intend to enter into the ILIC Administrative Services Agreement (as defined in Section 6.1); and

      WHEREAS, each of Buyer, Buyer Subsidiary, Charter, ILIC, and Leucadia desire to make certain representations, warranties and agreements in connection with the Transaction and also desire to set forth various conditions precedent thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.
                                 THE TRANSACTION
                                 ---------------

      SECTION 1.1. Reinsurance and Administration. On the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), Buyer and Charter shall execute and deliver each of the Charter Coinsurance Agreement and the Charter Reinsurance Agreement (as such terms are defined in Section 6.1), and Buyer Subsidiary and ILIC shall execute and deliver the ILIC Coinsurance Agreement (as such term is defined in Section 6.1).

      SECTION 1.2. Purchase and Sale of Common Stock. On the terms and subject
                   ---------------------------------
to the conditions hereof, at the Closing, Leucadia will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from Leucadia, all right, title and interest of Leucadia in and to the Common Stock, free and clear of all liens, claims, pledges, encumbrances and security interests ("Liens").

      SECTION 1.3. Payment of Consideration. The aggregate consideration payable
                   ------------------------
by Buyer and Buyer Subsidiary in respect of the Transaction shall be $30.25 million (the "Purchase Price"). The Purchase Price shall be allocable to the Transaction as set forth in Exhibit A attached hereto. The Purchase Price shall be payable in accordance with Exhibit A-1 attached hereto which exhibit contains a schedule of payments and transfers contemplated under this Agreement, the Charter Coinsurance Agreement, Charter Reinsurance Agreement, and ILIC Coinsurance Agreement. Such schedule is intended to transfer to Buyer all of the income of the Business (excluding CNL) from and after the Effective Time to the Closing Date and to compensate Sellers fully for all expenses of the Business from and after the Effective Time to the Closing Date. If and to the extent that any items are inadvertently omitted from Exhibit A-1, such items shall be, for all purposes of this Agreement, the Charter Coinsurance Agreement, Charter Reinsurance Agreement, and ILIC Coinsurance Agreement, deemed to have been included therein. On the Closing Date, Buyer and Buyer Subsidiary shall pay, in the aggregate, that amount shown on Exhibit A-1 as "Total Cash Due Sellers at Closing" (the "Closing Payment") by wire transfer of immediately available funds to such account or accounts as Sellers shall have designated at least two days prior to the Closing Date.

      SECTION 1.4. Post-Closing Adjustment. As promptly as practicable after
                   -----------------------
Closing (but in no event more than 30 days thereafter), Sellers shall recalculate each item under the "Post-Effective Time Cash Flows" on Exhibit A-1 for the period beginning with the first day of the quarter in which the Closing took place through the Closing Date (the "Adjustment Period"). Once the total of such items (as provided for in Exhibit A-1) has been calculated, Sellers shall send an exhibit in the same form as Exhibit A-1 for the Adjustment Period to Buyer, Buyer shall have five business days to review Sellers' calculation. Following such review period, Buyer and Buyer Subsidiary or Sellers (as applicable) shall pay the total amount due for the Adjustment Period to the appropriate party by wire transfer of immediately available funds to such account or accounts as Buyer and Buyer Subsidiary or Sellers (as applicable) shall have designated.

      SECTION 1.5.  Closing.
                    -------

            (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Weil, Gotshal & Manges, L.L.P., 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m., local time on the later of (a) the last day of the month in which the last remaining condition set forth in ARTICLES V and VI hereof has been satisfied or waived, or (b) such other date as Buyer and Sellers may agree upon in writing (the "Closing Date").

            (b) At the Closing, Buyer and Buyer Subsidiary shall (i) pay the Closing Payment to Sellers by wire transfer of immediately available funds to such accounts as Sellers specify to Buyer and Buyer Subsidiary; and
      (ii) deliver to Sellers such documents and instruments required to be delivered by Buyer and Buyer Subsidiary under the terms of this Agreement (including without limitation the documents described in Section 6.2 required to be executed and delivered by Buyer and Buyer Subsidiary (the "Buyer Documents")).

            (c) At the Closing, Sellers shall deliver to Buyer and Buyer Subsidiary such documents and instruments required to be delivered by Sellers under the terms of this Agreement (including without limitation the documents described in Section 6.1 required to be executed and delivered by Sellers (the "Seller Documents")).


                                   ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller, jointly and not severally, makes the following representations and warranties to Buyer and Buyer Subsidiary:

      SECTION 2.1. Organization and Good Standing. Sellers and CNL are
                   ------------------------------
corporations duly organized, validly existing and in good standing under the Laws (as defined below) of their respective jurisdictions of incorporation. Sellers and CNL have all requisite corporate power and authority to own, lease or otherwise hold their respective assets and to conduct their respective portions of the Business as presently conducted. Each Seller and CNL is duly qualified as a foreign corporation and is in good standing in each jurisdiction which its respective ownership, lease or use of assets or property or conduct of business makes such qualification necessary, except where the failure to be so qualified does not have and cannot reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, the term "Laws" shall mean all laws, statutes, and regulations of the United States of America or any state or commonwealth thereof. As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on (i) the Business, (ii) the validity or enforceability of this Agreement, or (iii) on Sellers' ability to perform their respective obligations under this Agreement.

      SECTION 2.2. Authorization of Agreement; Binding Obligation. Sellers have
                   ----------------------------------------------
all requisite corporate power and authority to execute and deliver this Agreement and the Seller Documents and to perform their obligations hereunder and thereunder. The execution and delivery by Sellers of this Agreement and the Seller Documents and the performance by Sellers of their obligations hereunder and thereunder have been duly authorized by all necessary corporate and stockholder action on the part of Sellers. This Agreement has been (and the Seller Documents will be) duly executed and delivered by duly authorized officers of Sellers and, assuming the due execution and delivery of this Agreement and the Seller Documents by the other parties hereto and thereto, constitutes (and each of the Seller Documents will constitute) valid and binding obligations of Sellers enforceable against them in accordance with their respective terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 2.3. No Conflicts. The execution and delivery of this Agreement
                   ------------
and the Seller Documents by Sellers do not, and the performance by Sellers of their obligations hereunder and thereunder will not, (a) conflict with the articles or certificate of incorporation or by-laws of any Seller, (b) except as otherwise previously disclosed in writing to Buyer, conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under, any contract, permit, order, judgment or decree to which any Seller is a party other than those that individually or in the aggregate with other such conflicts, violations, defaults, and rights of termination, cancellation, and acceleration, do not have and cannot reasonably be expected to have a Material Adverse Effect, (c) subject to obtaining the approvals and making the filings described on Schedule 2.3, constitute a violation of any Law applicable to any Seller other than those that, individually or in the aggregate with other such violations, do not have and cannot reasonably be expected to have a Material Adverse Effect, (d) require any Seller to obtain or make any consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign court, government, governmental agency, authority, entity or instrumentality ("Governmental Entity") or other person or entity (a "Person"), other than (i) as described on Schedule 2.3 and (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Material Adverse Effect.

      SECTION 2.4. Capitalization of CNL. The authorized capital stock of CNL
                   ---------------------
consists of 30,000 shares, all of which are designated Common Stock. As of the date hereof, CNL has 10,000 shares of Common Stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating CNL to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of CNL.

      SECTION 2.5. Title to Common Stock of CNL. Leucadia is the holder of
                   ----------------------------
record and owns beneficially all of the shares of Common Stock free and clear of any Liens.

      SECTION 2.6. Licenses.
                   --------

            (a) Sellers and CNL own or hold all licenses, permits and authorizations required in connection with the conduct of their respective portions of the Business other than those that the failure to own or hold individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Material Adverse Effect.

            (b) Sellers and CNL have complied with the material terms and conditions of each license, permit and authorization required in connection with the conduct of their respective portions of the Business, and all such licenses, permits and authorizations are valid, binding and in full force and effect.

            (c) Charter has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other liens, the Transferred Software (as defined in Section 4.8); and none of the Sellers is in conflict with or violation or infringement of, nor has any Seller received any notice of any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to the Transferred Software.

      SECTION 2.7. Reinsurance. Set forth on Schedule 2.7 is a list of all
                   -----------
reinsurance agreements relating to all or any portion of the Business. Each such reinsurance agreement is in full force and effect and constitutes a legal, valid, and binding obligation of each party thereto. Neither Seller has received any notice, whether written or oral, of termination or intention to terminate from any other party to such reinsurance agreements. Neither Seller nor, to the best knowledge of Sellers, any other party to such reinsurance agreements is in violation or breach of or default under any such reinsurance agreements (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such reinsurance agreements) other than those violations, breaches, or defaults that individually or in the aggregate with other such violations, breaches, or defaults do not have and cannot reasonably be expected to have a Material Adverse Effect.

      SECTION 2.8. Litigation. There are no actions, suits, investigations,
                   ----------
arbitrations, or similar proceedings pending, or (to the knowledge of Sellers) threatened, against any Seller or CNL or any of their respective assets or properties, at law or in equity, in, before, or by any Governmental Entity other than actions, suits, investigations, arbitrations or proceedings that individually or in the aggregate with other such actions, suits, investigations, arbitrations or proceedings do not have and cannot reasonably be expected to have a Material Adverse Effect. There is no order, writ, judgment, injunction or decree outstanding against any Seller or CNL or any of their respective assets or properties other than orders, writs, judgments, injunctions or decrees that individually or in the aggregate with other such orders, writs, judgments, injunctions or decrees do not have and cannot reasonably be expected to have a Material Adverse Effect.

      SECTION 2.9. Compliance with Laws. Sellers and CNL are not in violation
                   --------------------
(or with or without notice or lapse of time or both, would be in violation) of any Law, order, writ, judgment, injunction or decree applicable to their respective business, operations, affairs, assets or properties other than such violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Material Adverse Effect.

      SECTION 2.10.  Seller Financial Statements.  Sellers have previously
                     ---------------------------
delivered or made available to Buyer true and complete copies of the following:

            (a) the annual statements for Charter and ILIC as of and for the years ended December 31, 1995 and 1996; and

            (b) the quarterly statements for Charter and ILIC as of and for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

      Each such statement (i) was prepared in all material respects in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied throughout the specified period and in the comparable period in the immediately preceding year and (ii) presents fairly in all material respects the financial position of Charter or ILIC (as appropriate) as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Charter or ILIC (as appropriate) for and during the respective periods covered thereby (subject, in the case of the quarterly statements, to normal year-end adjustments).

      SECTION 2.11.  CNL Financial Statements.
                     ------------------------

            (a) Sellers have previously delivered or made available to Buyer true and complete copies of the CNL's audited statements of financial condition as of December 31, 1995 and 1996, together with the related audited statements of income, changes in stockholders' equity and cash flows for the calendar years then ended. Each such statement (i) was prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the specified period and in the comparable period in the immediately preceding year and (ii) presents fairly in all material respects the financial position of CNL as of the respective dates thereof and the related results of operations and changes in cash flows of CNL for and during the respective periods covered thereby.

            (b) Sellers have previously delivered or made available to Buyer true and complete copies of CNL's unaudited FOCUS Reports - Part II(A) containing statements of assets, liabilities, and ownership equity as of March 31, 1997, June 30, 1997, and September 30, 1997, together with the related income statements for the respective quarters ended on such dates. The totals presented in the statements of assets, liabilities, ownership equity, and income contained therein (i) were prepared in all material respects in accordance with GAAP consistently applied throughout the specified period and in the comparable period in the immediately preceding year and (ii) present fairly in all material respects the financial position of CNL as of the respective dates thereof and the related results of operations of CNL for and during the respective periods covered thereby.

      SECTION 2.12.  Material Changes.  Except as disclosed in Schedule 2.12 or
                     ----------------
as permitted or otherwise contemplated by this Agreement, since September 30, 1997:

            (a) there has not been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss, whether or not covered by insurance), condition, circumstance, or development of any character other than those that individually or in the aggregate with other such changes, events, conditions, circumstances, and developments do not have and cannot reasonably be expected to have a Material Adverse Effect; and

            (b) Sellers and CNL have conducted their respective portions of the Business solely in the ordinary course of business and consistent with past practice.

      SECTION 2.13. Brokers' Fees and Commissions. None of Sellers (or any of
                    -----------------------------
their respective directors, officers, employees or agents) has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

      SECTION 2.14. Tax Matters.
                    -----------

            (a) Except as set forth on Schedule 2.14(a)(i), Sellers have filed or caused to be filed, or will file or cause to be filed on or prior to the Closing Date, all Tax Returns (as defined in Section 2.14(c) below) that are required to be filed by, or with respect to, any subsidiaries included with the affiliated group that includes or included CNL on or prior to the Closing Date (collectively, the "Seller Returns"); (ii) CNL has filed or caused to be filed, or will file or cause to be filed on or prior to the Closing Date, all Tax Returns that are required to be filed by, or with respect to CNL on or prior to the Closing Date (collectively, the "CNL Returns"); (iii) the Seller Returns and CNL Returns are true, complete and accurate in all material respects; (iv) all Taxes (as defined in Section 2.14(c) below) due and payable by or with respect to

      CNL have been, or prior to the Closing Date will be, timely paid or adequate reserves have been or will have been established therefor; (v) there is no claim, audit, action, suit, proceeding or investigation now pending or, to the knowledge of Sellers, threatened against or with respect to CNL with respect to any Tax for which CNL could be liable; (vi) there are no requests for rulings or determinations in respect of any Tax pending between CNL and any taxing authority; (vii) CNL has not been a member of an affiliated, consolidated, combined or unitary group other than the one of which any of Sellers is the common parent; (viii) CNL is not currently under any obligation to pay any amounts as a result of being party, or having been a party, to any tax sharing agreement other than the tax sharing agreement between Sellers and CNL; (ix) to the knowledge of Sellers, there are no Liens for Taxes upon the assets of CNL; (x) CNL will not be required to include any adjustment in taxable income for any tax period ending after the Closing Date under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar provision of the Tax laws of any jurisdiction), as a result of a change in method of accounting for a taxable period ending before, or beginning before and ending after, the Closing Date or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of CNL; and (xi) all Taxes that CNL is required by Law to withhold or collect have been duly withheld or collected, and have been paid over to the appropriate authorities to the extent due and payable.

            (b) Except to the extent that the tax treatment of any Policy is not materially less favorable than the tax treatment of substantially similar products sold or offered by other insurance companies, the tax treatment under the Code of all Policies is and at all times has been the same to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such Policies were purported to qualify or were treated as qualifying, and Sellers have complied in all respects with all requirements of the Code with respect to the Policies, including without limitation withholding and reporting requirements. For purposes of this Section 2.14(b), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 101, 401, 408, 457, 818, 7702 and 7702A.

            (c) For purposes of this Agreement, (i) the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes including any schedule or attachment thereto; and (ii) the term

      "Taxes" means (A) any federal, foreign, state or local income, business, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, transfer gains, net worth, franchise, profits, license, withholding, payroll, employment, salaries, interest, production, excise, severance, stamp, occupation, premium, property (real or personal), environmental or windfall profit tax, custom, duty or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount imposed by any governmental or taxing authority and
      (B) any liability of the relevant Person or any subsidiary of the relevant Person for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the relevant Person or any subsidiary of the relevant Person for payment of such amounts was determined or taken into account with reference to the liability of any other Person.

      SECTION 2.15. CNL Closing Date Equity. On the Closing Date, CNL will have
                    -----------------------
net shareholders' equity (determined on a GAAP basis) of not less than $250,000.


                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer makes the following representations and warranties to each Seller:

      SECTION 3.1. Organization and Qualification. Each of Buyer and Buyer
                   ------------------------------
Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of Buyer and Buyer Subsidiary is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed does not have and cannot reasonably be expected to have a Buyer Material Adverse Effect (as defined below). As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) on Buyer's and/or Buyer Subsidiary's ability to perform its obligations under this Agreement
                                       11

      SECTION 3.2. Authorization of Agreement; Binding Obligation. Each of Buyer and Buyer Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and the Buyer Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer and Buyer Subsidiary of this Agreement and the Buyer Documents to which it is a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Subsidiary. This Agreement has been (and the Buyer Documents to which it is a party will be) duly executed and delivered by Buyer and Buyer Subsidiary and, assuming the due execution and delivery of this Agreement and the Buyer Documents by the other parties hereto and thereto, constitutes (and each of the Buyer Documents to which it is a party will constitute) valid and binding obligations of Buyer and Buyer Subsidiary, enforceable against Buyer and Buyer Subsidiary in accordance with their terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3.3. No Conflicts. The execution and delivery of this Agreement
                   ------------
and the Buyer Documents by Buyer and Buyer Subsidiary do not, and the performance by Buyer and Buyer Subsidiary of their respective obligations hereunder and thereunder will not, (a) conflict with the articles or certificate of incorporation or by-laws of Buyer or Buyer Subsidiary, (b) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under, any contract, permit, order, judgment or decree to which Buyer or Buyer Subsidiary is a party other than those which individually or in the aggregate with other such conflicts, violations, defaults, and rights of termination, cancellation, and acceleration do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect, (c) subject to obtaining the approvals described on Schedule 3.3, constitute a violation of any Law applicable to Buyer or Buyer Subsidiary, other than violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect, (d) require Buyer or Buyer Subsidiary to obtain or make any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person, other than (i) as described on
Schedule 3.3 and (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

      SECTION 3.4.  Licenses.
                    --------

            (a) Each of Buyer and Buyer Subsidiary owns or holds all licenses, permits and authorizations required in order to perform its obligations under this Agreement and the Buyer Documents to which it is a party other than those that the failure to own or hold individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

            (b) Each of Buyer and Buyer Subsidiary has complied with the material terms and conditions of each license, permit and authorization required in order to perform its obligations under this Agreement and the Buyer Documents to which it is a party, and all such licenses, permits and authorizations are valid, binding and in full force and effect.

      SECTION 3.5. Brokers' Fees and Commissions. Except for Global Reinsurance
                   -----------------------------
Intermediaries (all of the fees, expenses, and other liabilities of which will be paid by Buyer), neither Buyer nor Buyer Subsidiary nor any of their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

      SECTION 3.6. Litigation. There are no actions, suits, investigations,
                   ----------
arbitrations, or similar proceedings pending, or (to the knowledge of Buyer or Buyer Subsidiary) threatened, against Buyer or Buyer Subsidiary or any of their respective assets or properties, at law or in equity, in, before, or by any Governmental Entity other than actions, suits, investigations, arbitrations, or proceedings that individually or in the aggregate with other such actions, suits, investigations, arbitrations, and proceedings do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect. There is no order, writ, judgment, injunction or decree outstanding against Buyer or Buyer Subsidiary or any of their respective assets or properties other than orders, writs, judgments, injunctions or decrees that individually or in the aggregate with other such orders, writs, judgments, injunctions or decrees do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

      SECTION 3.7.  Compliance with Laws.  Neither Buyer nor Buyer Subsidiary
                    --------------------
is in violation (or with or without notice or lapse of time or both, would be in violation) of any

Law, order, writ, judgment, injunction or decree applicable to its business, operations, affairs, assets or properties other than such violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

      SECTION 3.8. Certain Agreements. Buyer has received and reviewed (i) the
                   ------------------
Marketing and Solicitation Agreement dated September 30, 1988 by and among Scudder Fund Distributors, Inc. ("Scudder"), Charter, Charter National Variable Annuities Account and CNL and (ii) the Marketing and Solicitation Agreement dated October 25, 1989 by and among Scudder, ILIC, ILIC Variable Annuities Account and CNL (collectively, the "Scudder Agreements"). Buyer understands and acknowledges that the services under the Scudder Agreements are not exclusive and that each party thereunder is free to render similar services to others. In addition, Buyer understands and acknowledges that the Scudder Agreements (i) are not assignable without the consent of the parties thereto and (ii) may be terminated by Scudder, Charter, or ILIC at any time upon 90 days written notice.

            Buyer has also received and reviewed (i) the Participation Agreement dated September 3, 1993 by and between Scudder Variable Life Investment Fund (the "Fund Organization") and Charter and (ii) the Participation Agreement dated May 11, 1994 by and between the Fund Organization and ILIC (collectively, the "Participation Agreements"). Buyer understands and acknowledges that the Participation Agreements (i) are not assignable without the consent of the parties thereto and (ii) may be terminated by any of the parties thereto at any time upon 120 days written notice.

                                  ARTICLE IV.
                                   COVENANTS

      Each of the parties hereto covenants and agrees that it shall comply with all covenants and provisions of this ARTICLE IV applicable to it, except to the extent (i) Buyer may otherwise consent in writing, (ii) otherwise required by applicable Law, or (iii) otherwise required or permitted by this Agreement.

      SECTION 4.1. Access to Information. Prior to the Closing, Charter and ILIC
                   ---------------------
will (and Leucadia will cause CNL to) provide to the officers, employees, attorneys, accountants and other representatives of Buyer full access during normal business hours to the employees, agents, facilities and books and records of such entities reasonably related to this

Agreement and the transactions contemplated hereby. Buyer will be permitted to make copies of such books and records at Buyer's sole expense as may be reasonably necessary in connection therewith.

      SECTION 4.2. Conduct of Business. Except as otherwise provided by this
                   -------------------
Agreement, during the period from the date of this Agreement and continuing until the Closing Date:

            (a) Charter and ILIC shall carry on their respective portions of the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice;

            (b) Charter and ILIC shall use all commercially reasonable efforts to (i) maintain in full force and effect all licenses, permits and authorizations necessary to conduct their respective portions of the Business, (ii) keep available the services of the present employees of their respective portions of the Business, and (iii) maintain the goodwill associated with their respective portions of the Business, including but not limited to preserving the relationships with policyholders, agents, suppliers and others having business dealings with Charter and ILIC;

            (c) Charter and ILIC shall refrain from taking any action to terminate the Scudder Agreements or the Fund Distribution Agreements; and

            (d) Leucadia shall cause CNL to refrain from (i) paying any dividends or other distributions to Leucadia (provided, however, that Leucadia may cause CNL to pay one or more dividends to Leucadia at or prior to the Closing so long as CNL's shareholders' equity (determined in accordance with GAAP) on the Closing Date is not less than $250,000) or
      (ii) entering into any agreements of any kind outside of the ordinary usual, regular and ordinary course of business as presently conducted and consistent with past practice.

      SECTION 4.3. Consents. Each party hereto will (a) use all commercially
                   --------
reasonable efforts to obtain before Closing all consents, approvals, orders and authorizations of (and prepare and submit all filings and notifications to) every Governmental Entity and other Person necessary for such party to perform its obligations hereunder; and (b) cooperate with the other parties hereto in obtaining before Closing all consents, approvals, orders and authorizations of (and preparing and submitting all filings and notifications to) every Governmental Entity and other Person necessary for such other parties to perform their obligations hereunder.

      SECTION 4.4. Public Announcements and Employee Communications. At all
                   ------------------------------------------------
times prior to the Closing Date, Buyer and Sellers will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or any written or oral communication with employees with respect to the Transaction, and shall not issue any such press release or employee communication prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that, if possible, Buyer and Sellers will give prior notice to the other party as promptly as practicable under the circumstances of the content and timing of any such press release or employee communication required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

      SECTION 4.5. Disclosure Supplements. From time to time prior to the
                   ----------------------
Closing, each of the parties hereto will supplement or amend the schedules delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such schedule or which is necessary to correct any information in such schedule which has been rendered inaccurate thereby. If the Closing occurs, Buyer waives any right or claim it may otherwise have or have had on account of any matter so disclosed in such supplement or amendment.

      SECTION 4.6.  Financial Statements.
                    --------------------

            (a) As promptly as practicable until the Closing Date, Sellers shall deliver to Buyer true and complete copies of (i) the annual statement filed by Charter and ILIC with their respective states of domicile for the year ended December 31, 1997; and (ii) each quarterly statement filed by Charter and ILIC with their respective states of domicile for calendar quarters ended after December 31, 1997. Each such statement will be prepared in all material respects in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

            (b) As promptly as practicable until the Closing Date, Sellers shall deliver to Buyer true and complete copies of CNL's audited statement of financial condition as of December 31, 1997, together with the related audited statements of income, changes in stockholders' equity and cash flows for the calendar year then ended. Such statement will be prepared in all material respects in accordance with GAAP consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

            (c) As promptly as practicable until the Closing Date, Sellers shall deliver to Buyer true and complete copies of CNL's unaudited FOCUS Reports
      - Part II(A) containing statements of assets, liabilities, and ownership equity as of the last day of each calendar quarter after December 31, 1997, together with the related income statements for the respective quarters ended on such dates.

      SECTION 4.7.  Administration.
                    --------------

            (a) Administration of the Business. From and after the Closing Date, Buyer and Buyer Subsidiary shall administer the Business pursuant to and in accordance with the terms of the Charter Administrative Services Agreement and the ILIC Administrative Services Agreement, respectively. At the Closing, in accordance with Section 1.3 above, Buyer and Buyer Subsidiary shall pay Sellers an amount of cash equal to the sum of all expenses incurred by Sellers for costs relating to Sellers' operations conducted at the Facility and for all amounts paid to third parties in administering the Business, in each case from the Effective Time through the end of the last quarter preceding the Closing Date (collectively, "Administrative Expenses"). The term "Administrative Expenses" shall include without limitation the following expense categories: employee benefits, payroll, taxes, rent, supplies and other overhead expenses.

            (b) Employee Matters. (i) Effective as of the Closing, (x) Buyer shall offer employment to the employees of Sellers identified on Schedule
      4.7 (the "Employees") at annual salaries not less than those identified on such schedule and (y) Buyer shall grant or make available (as appropriate) to such Employees all employee benefits granted or made available to other employees of Buyer employed in comparable positions at comparable locations; (ii) on or before February 18, 1998, Buyer will give each of the Employees individual letters detailing (x) the severance program for such Employee, which for the two Employees identified on
      Schedule 4.7 with an asterisk (the "Identified Employees") will at least equal 26 weeks of severance, and which for each of the other Employees shall not exceed two weeks of severance for each year of service as an employee of Charter or Buyer, and (y) the terms of a retention bonus for each such Employee which shall be mutually acceptable to Buyer and Sellers; (iii) Sellers shall be responsible for all items listed on the May 5, 1997 letter to each of the Identified Employees (previously provided to Buyer), other than the severance provisions outlined in the first bullet point of each such letter for which Buyer's severance program shall be substituted; and (iv) in no event shall Buyer be liable or responsible for accrued liabilities under any of Seller's employee benefit plans. Nothing in this Agreement shall be construed as limiting in any way the rights of Buyer as the employer of the Employees on and after the Closing Date, including, but not limited to the right to change salary or wages or to modify benefits or other terms and conditions of employment of Employees to the extent that any such changes are done in accordance with Buyer's normal practices and to the further extent that any modification to benefits or other terms and conditions of employment of any Employee apply generally to employees of Buyer.

            (c) Facility Matters. At Closing, Buyer shall assume from Charter, and Charter shall assign to Buyer, all of Charter's rights and obligations under that certain lease agreement, dated April 1, 1994, between Kupper Parker Properties, Inc. and Charter (as amended through the Closing Date) relating to Charter's offices at 8301 Maryland Avenue, Clayton, Missouri 63105 (the "Facility").

            (d) Sale of Facility Assets. At the Closing, Buyer shall purchase from Charter all of the furniture, fixtures, and other assets located at the Facility and described on Schedule 4.7(d) (the "Facility Assets") at the net book value thereof (determined in accordance with GAAP) as of December 31, 1997 (the "Assets Payment"), the consideration for which will be paid pursuant to Section 1.3.

            (e) Transition Services. To the extent that Sellers' Employees are reasonably able to perform such services, Sellers shall provide to Buyer reasonable and normal services relating to the effectuation of an orderly transition of the operation and administration of the Business to Buyer (the "Transition Services"). To the extent that Sellers' employees are not reasonably able to perform Transition Services requested by Buyer, Sellers shall promptly offer to arrange for the provision of such Transition Services by one or more third parties (a "Third Party Provider"). Such offer shall be made by means of a written notice to Buyer indicating the estimated fees and expenses of such Third Party Provider to perform such services. Should Buyer respond in writing to Sellers that Buyer desires the Third Party Provider to provide such services, Sellers shall arrange for the provision of such services by the Third Party Provider and Buyer shall be solely responsible for all fees, expenses, and other costs of such Third Party Provider. In addition, prior to the Closing Date, Sellers shall provide to Buyer copies of all policy forms, and all other related forms, including drafts and check stock, used by Sellers in its administration of the Reinsured Policies.

            Buyer agrees to provide reasonable expense reimbursement to Sellers in the event that Sellers are requested by Buyer to provide services beyond the reasonable and normal Transition Services described in Section 2(e) above, such reimbursement to be negotiated by the parties in advance which shall be reasonable and customary under industry standards. In addition, Buyer shall reimburse Sellers for any amounts paid by Sellers to Third Party Providers in connection with Section 2(e) above.

            If and to the extent that Buyer requests that Sellers perform Transition Services, on or before the 15th day of each month, Sellers shall provide Buyer with a reasonably detailed invoice setting forth amounts due from Buyer with respect to Transition Services provided hereunder during the immediately preceding month. Within ten business days after receipt by Buyer of each such invoice, Buyer shall pay to Sellers in cash the amounts reflected on such invoice to the extent that such amounts have not already been paid to Sellers.

      SECTION 4.8. Transfer of Software Licenses. At Closing, Charter shall
                   -----------------------------
assign and transfer to Buyer, and Buyer shall assume from Charter, all of Charter's right, title, and interest in and to the software licenses described on Schedule 4.8 hereto (the "Transferred Software").

      SECTION 4.9. Termination and Recapture of Reinsurance. From and after the
                   ----------------------------------------
Closing Date, Sellers shall use all commercially reasonable efforts to terminate all reinsurance agreements relating to the Business and recapture all policy liabilities thereunder (other than the Charter Coinsurance Agreement, Charter Reinsurance Agreement, and ILIC Coinsurance Agreement). Notwithstanding the foregoing, Sellers shall not be obligated to terminate any reinsurance agreement if the costs and expenses associated with such termination, together with the costs and expenses associated with all other such terminations, is reasonably estimated to exceed 10% of the reinsurance reserve credits under such reinsurance agreements. Buyer shall reimburse Sellers for any costs and expenses incurred by Sellers in connection with such terminations, but in no event shall such costs and expenses exceed 10% of the reinsurance reserve credits under such reinsurance agreements. Upon termination of each such reinsurance agreement, Buyer shall reinsure (pursuant to and in accordance with the Charter Coinsurance Agreement and the Charter Reinsurance Agreement) all obligations under the portions of the Business that were covered by such agreement. To the extent that Sellers are unable to terminate any such reinsurance agreement on or before the first anniversary of the Closing Date, Sellers shall use all commercially reasonable efforts to assign all of Sellers' rights and obligations under such reinsurance agreement to Buyer. To the extent that any termination or recapture amounts are paid to Sellers as a result of any termination or recapture effected pursuant to this Section 4.9, Sellers shall promptly pay such amounts to Buyer.

      SECTION 4.10. New Policies. Pursuant to and in accordance with the Charter
                    ------------
Coinsurance Agreement, Charter will, at Buyer's request, continue to underwrite and issue new annuity contracts at and after the Closing Date to residents of certain states until the earlier to occur of (i) 90 days after receipt by Charter of a written notice from Buyer requesting that Charter cease underwriting and issuing such contracts or (ii) the third anniversary of the Closing Date. Pursuant to and in accordance with the ILIC Coinsurance Agreement, ILIC will, at Buyer Subsidiary's request, continue to underwrite and issue new annuity contracts at and after the Closing Date to residents of the State of New York until the earlier to occur of (i) 90 days after receipt by ILIC of a written notice from Buyer Subsidiary requesting that ILIC cease underwriting and issuing such contracts or (ii) the third anniversary of the Closing Date.

      SECTION 4.11.  Scudder and Participation Agreements.  The parties agree
                     ------------------------------------
that: (i) neither the Scudder Agreements nor the Participation Agreements will be assigned to Buyer or Buyer Subsidiary and (ii) under the Administrative Services Agreements, Buyer and

Buyer Subsidiary shall administer, perform and enforce the Scudder Agreements and the Participation Agreements, insofar as they relate to the Business, on behalf of Sellers, and will bear the cost of such administration, performance and enforcement. Buyer shall have the right to cause Sellers to effect the termination of any Scudder Agreement and/or Participation Agreement and/or to enter into new marketing and/or participation agreements relating to the Business or underlying funding media for the Separate Accounts. Any such termination shall be on terms and conditions acceptable to Buyer at no cost to Sellers. Without the prior written consent of Buyer, Sellers shall not agree to any amendment or termination of any of the Scudder Agreements or Participation Agreements or any other agreements or arrangements with Scudder or the Fund Organization.

      SECTION 4.12. Principal Underwriter Agreements. Immediately after Closing,
                    --------------------------------
Buyer shall cause CNL to enter into, and Sellers shall enter into, any agreements (the "New CNL Underwriter Agreements") between CNL and Sellers that are required for CNL to perform, commencing on the Closing Date, the functions of a principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended, together with related rules, regulations, interpretations, and releases thereunder) of the Policies and any New Policies sold pursuant to the Charter Coinsurance Agreement and the ILIC Coinsurance Agreement. Any such agreements shall contain terms substantially similar to those contained in the Principal Underwriter Agreements to which CNL is currently a party with Charter and ILIC.

      SECTION 4.13. Disclosure. Buyer and Sellers shall (i) draft disclosure
                    ----------
materials describing the transactions contemplated by this Agreement to be distributed to policyholders and contractholders of Charter and ILIC in accordance with applicable Law and (ii) ensure that such materials are finalized by the Closing Date. As promptly as practicable after the Closing Date (but in no event more than 10 Business Days thereafter), Buyer and Buyer Subsidiary shall distribute such materials by first class U.S. mail to all holders of insurance policies and annuity contracts constituting part of the Business. In addition to the foregoing, Buyer, Buyer Subsidiary and Sellers shall draft post-effective amendments to the registration statements as may be necessary for the Policies describing the transactions contemplated by this Agreement. Such post-effective amendments shall include as exhibits material documents relating to the Transaction, including the Charter Coinsurance Agreement, the Charter Reinsurance Agreement, the Charter Administrative Services Agreement, the ILIC Coinsurance Agreement, and the ILIC Administrative Services Agreement.

      SECTION 4.14. Post-Closing Form BD. As promptly as practicable following
                    --------------------
the Closing Date (but in any event within the time prescribed therefor by applicable requirements of the National Association of Securities Dealers ("NASD")), Buyer shall cause CNL to file an amended FORM BD for CNL with the NASD reflecting the change in ownership of CNL resulting from the consummation of the transactions contemplated by this Agreement.

      SECTION 4.15. Cooperation; Contest. From and after the Closing Date, each
                    --------------------
of Sellers and Buyer agrees to provide or cause its affiliates to provide at no cost and within a reasonable time any information reasonably necessary for the preparation of any Tax Returns or for addressing any audit issues. Each of Sellers, on the one hand, and Buyer, on the other hand, shall promptly notify the other (the "Other Party") in the event it becomes aware of any claim, audit, examination or proceeding relating to any Tax for which the Other Party would be responsible under the terms of this contract. The Other Party shall control every aspect of any such claim, examination or proceeding, including the contest, disposition and settlement thereof.

      SECTION 4.16. Other Tax Matters. Without limiting the generality of
                    -----------------
Section 10.4 below, Buyer shall promptly notify Sellers of any claim, audit, examination, or proceeding of which it becomes aware relating to the matters described in Section 2.14 above. Responses to any such claim, audit, examination, or proceeding shall be subject to the prior review and approval of Sellers. Sellers shall file (or prior to the Closing Date cause CNL to file) (i) all federal tax returns for CNL for the period commencing on the Effective Time and ending on the Closing Date and (ii) all other tax returns for CNL that are required to be filed prior to the Closing Date. From and after the Closing Date, Buyer shall file (or cause CNL to file) all other tax returns for CNL that are required to be filed on and after the Closing Date. Sellers and Buyer shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information as may be reasonably required by Sellers or Buyer in connection with the preparation or filing of any Tax Return and any audit, claim, examination, or proceeding in respect of Taxes.

      SECTION 4.17. Transfer of Administration. From and after the date hereof,
                    --------------------------
Buyer and Sellers shall use all commercially reasonable efforts to (i) set up in the Facility information systems of Buyer to be used in providing administrative services under the Charter Administrative Services Agreement and the ILIC Administrative Services Agreement and (ii) transfer all data necessary to administer the Business to such information systems.

      SECTION 4.18. Interim Administrative Platform. If the Closing does not
                    -------------------------------
occur on or before the date of termination of Charter's temporary license (the "Continuum License") with CSC Continuum, Inc., as such may, at Buyer's sole expense, be (i) extended beyond June 30, 1998, (ii) modified or (iii) replaced with a permanent license or another temporary license, in each case upon consultation with Buyer (the "Expiration Date"), from and after the Expiration Date until the Closing Date, Buyer shall provide, to the extent permitted under Buyer's licenses (at Buyer's sole cost and expense), all software and information systems which, together with the Transferred Software, will enable Sellers to continue to administer the Business during such period in compliance with applicable Law and Sellers' administrative practices in effect as of the date hereof (collectively, the "Interim Administrative Platform"). Buyer shall make such software and information systems available to Sellers at the Facility. In the event that this Agreement is terminated for any reason, Buyer shall (i) continue to provide the Interim Administrative Platform to Sellers for a period of one year following the termination of this Agreement, (ii) assist and cooperate with Sellers to effectuate a prompt and orderly transfer to Sellers or its designee(s) of all data and other materials transferred to the Interim Administrative Platform pursuant to this Section and Section 4.17, and (iii) otherwise assist and cooperate with Sellers in transitioning the administration of the Business from the Interim Administrative Platform to a platform of Sellers' choice. In the event that this Agreement is terminated for any reason, Sellers shall (i) pay Buyer an aggregate fee of $10,000 per month for each month from the Expiration Date through the first anniversary of the termination of this Agreement and (ii) reimburse Buyer for any reasonable out-of-pocket costs and expenses incurred by Buyer in connection with such transition.

            If Buyer is unable to provide the Interim Administrative Platform under Buyer's software licenses then in effect, from and after the Expiration Date to the Closing Date (or, if this Agreement shall be terminated, from and after the Expiration Date to the first anniversary of the date of termination of this Agreement), Buyer shall pay all costs of obtaining licenses necessary to permit Sellers to continue to administer the Business in compliance with applicable Law and Sellers' administrative practices in effect on the date hereof.

      SECTION 4.19. Books and Records. On the Closing Date, Sellers will deliver
                    -----------------
to Buyer all books and records of CNL. If (at any time after the Closing) any of Sellers discovers in its possession or under its control any other books and records of CNL, such Seller will promptly deliver such books and records to Buyer.

      SECTION 4.20. CNL True-Up. Within 30 days after the Closing Date, either
                    -----------
(i) Buyer shall pay Leucadia an amount of cash equal to the excess of the net shareholders' equity (determined on a GAAP basis) of CNL as of the Closing Date over $250,000 or (ii) Leucadia shall pay Buyer an amount of cash equal to the deficiency of the net shareholders' equity (determined on a GAAP basis) of CNL as of the Closing Date under $250,000.


                                  ARTICLE V.
                             CONDITIONS TO CLOSING

      SECTION 5.1. Conditions Precedent to Obligations of Buyer and Buyer
                   ------------------------------------------------------
Subsidiary. The obligations of Buyer and Buyer Subsidiary under this Agreement
----------
to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of Buyer:

            (a)   Representations, Warranties and Covenants.

                  (i) All representations and warranties of Sellers contained in this Agreement (or in any exhibit, schedule, certificate or document delivered pursuant to this Agreement) that are qualified as to materiality shall be true and correct and all representations and warranties of Sellers made in this Agreement (or in any exhibit, schedule, certificate or document delivered pursuant to this Agreement) that are not so qualified shall be true and complete in all material respects, in each case as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and complete as of such earlier time).

                  (ii) All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to the Closing Date shall have been complied with or performed in all materials respects.

                  (iii) Buyer and Buyer Subsidiary shall have received a
            certificate, dated as of the Closing Date, executed by Sellers, certifying that the conditions specified in Sections 5.1(a)(i) and
            (ii) have been satisfied.

            (b) Closing Documents. Sellers shall have executed and delivered the Seller Documents.

            (c) No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

            (d) Consents. The consents, approvals, orders, authorizations, filings, and notifications described on Schedules 2.3 and 3.3 shall have been obtained or made.

            (e) Scudder Agreements. Buyer and Scudder and Buyer Subsidiary and Scudder shall have entered into marketing and solicitation agreements in form and substance reasonably satisfactory to Buyer.

            (f) Termination of Tax Allocation Agreement. Any tax allocation or tax sharing agreement that may have been entered into by CNL,Inc. shall be terminated as of the Closing Date.

      SECTION 5.2. Conditions Precedent to Obligations of Sellers. The
                   ----------------------------------------------
obligations of Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Sellers:

            (a)   Representations, Warranties and Covenants.

                  (i) All representations and warranties of Buyer contained in this Agreement (or in any exhibit, schedule, certificate or document delivered pursuant to this Agreement) that are qualified as to materiality shall be true and correct and all representations and warranties of Buyer made in this Agreement (or in any exhibit, schedule, certificate or document delivered pursuant to this Agreement) that are not so qualified shall be true and complete in all material respects, in each case as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and complete as of such earlier time).

                  (ii) All of the terms, covenants and conditions to be complied with and performed by Buyer and Buyer Subsidiary on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  (iii) Sellers shall have received a certificate, dated as of the Closing Date, executed by Buyer, certifying that the conditions specified in Sections 5.2(a)(i) and (ii) have been satisfied.

            (b) Closing Documents. Each of Buyer and Buyer Subsidiary shall have executed and delivered the Buyer Documents to which it is a party.

            (c) No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

            (d) Consents. The consents, approvals, orders, authorizations, filings, and notifications described on Schedules 2.3 and 3.3 shall have been obtained or made.

                                  ARTICLE VI.
                   DOCUMENTS TO BE DELIVERED AT THE CLOSING

      SECTION 6.1. Documents to be Delivered by Sellers. At the Closing, Sellers
                   ------------------------------------
shall deliver to Buyer and Buyer Subsidiary, as applicable, the following:

            (a) Officer's Certificate. The certificate, dated the Closing Date, duly executed by Sellers as required by Section 5.1(a)(iii).

            (b) Stock Certificates. A certificate or certificates representing all the shares of Common Stock in appropriate form for transfer to Buyer or accompanied by stock powers duly executed in blank.

            (c) Charter Coinsurance Agreement. A coinsurance agreement, in the form attached hereto as Exhibit B (the "Charter Coinsurance Agreement"), duly executed by Charter.

            (d) Charter Reinsurance Agreement. A reinsurance agreement, in the form attached hereto as Exhibit C (the "Charter Reinsurance Agreement"), duly executed by Charter.

            (e) Charter Administrative Services Agreement. An administrative services agreement, in the form attached hereto as Exhibit D (the "Charter Administrative Services Agreement"), duly executed by Charter.

            (f) ILIC Coinsurance Agreement. A coinsurance agreement, in the form attached hereto as Exhibit E (the "ILIC Coinsurance Agreement"), duly executed by ILIC.

            (g) ILIC Administrative Services Agreement. An administrative services agreement, in the form attached hereto as Exhibit F (the "ILIC Administrative Services Agreement"), duly executed by ILIC.

            (h) Evidence of Approvals. Evidence of receipt of the consents and approvals described on Schedule 2.3 and Section 4.3.

            (i) Bill of Sale. A bill of sale in a form mutually acceptable to the parties hereto effecting the sale of the Facility Assets to Buyer in exchange for the Assets Payment pursuant to Section 4.7(d), duly executed by Charter.

      SECTION 6.2. Documents to be Delivered by Buyer. At the Closing, Buyer and Buyer Subsidiary, as applicable, will deliver to Sellers the following:

            (a) Closing Payment. Evidence of a wire transfer in the amount of the Closing Payment in accordance with Section 1.3.

            (b) Officer's Certificate. The certificate, dated the Closing Date, duly by Buyer as required by Section 5.2(a)(iii).

            (c) Other Buyer Documents. The Charter Coinsurance Agreement, the Charter Reinsurance Agreement, and the Charter Administrative Services Agreement, each duly executed by Buyer.

            (d) Other Buyer Subsidiary Documents. The ILIC Coinsurance Agreement and the ILIC Administrative Services Agreement, each duly executed by Buyer Subsidiary.

            (e) Evidence of Approvals. Evidence of receipt of the consents and approvals described on Schedule 3.3 and Section 4.3.

                                 ARTICLE VII.
                          TERMINATION AND ABANDONMENT

      SECTION 7.1.  Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by mutual consent of Sellers and Buyer; or

            (b) by any Seller or Buyer:

                  (i) if a court of competent jurisdiction or Governmental
            Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                     (ii) if the Closing shall not have occurred on or before
            September 30, 1998; provided, however, that (A) Sellers shall have the right, in their sole discretion, to extend the time period in this Section 7.1(b)(ii) for an additional 60 days and (B) the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

      SECTION 7.2. Procedure and Effect of Termination. In the event of
                   -----------------------------------
termination and abandonment of the transactions contemplated hereby pursuant to
Section 7.1, written notice thereof shall be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

            (a) Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

            (b) No party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provision of this Section 7.2 and Sections 4.18, 11.4,
      11.11 and 11.13 shall remain in full force and effect, and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                 ARTICLE VIII.
                                NON-COMPETITION

      SECTION 8.1. Non-Competition. In consideration of the benefits of this Agreement to Leucadia and in order to induce Buyer and Buyer Subsidiary to enter into this Agreement, Leucadia hereby covenants and agrees that for a period of
(a) three years following the

Closing Date neither Leucadia nor any of its affiliates under actual control of Leucadia shall commence selling any variable annuity contracts or variable life insurance policies in the United States and (b) ten years following the Closing Date, neither Leucadia nor any of its affiliates under actual control of Leucadia will enter into any form of a marketing and solicitation agreement with Scudder Kemper Investments, Inc., Scudder Fund Distributors, Inc., Scudder Variable Life Investment Fund, or any successor thereto for the sale of variable annuity products and variable life insurance products. Notwithstanding the foregoing, Leucadia retains the right to acquire insurance companies that are not engaged primarily in the business of offering variable annuity contracts or variable life insurance policies. Leucadia specifically agrees that this covenant is an integral part of the inducement of Buyer to enter into this Agreement and that Buyer (or its successor assigns) shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with a breach by Leucadia or any of its affiliates of any provision of this Section 8.1 and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by Buyer in this Section 8.1 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by status or otherwise) shall be cumulative and concurrent. Each of Leucadia and Buyer agrees that in the event that either the length of time or area set forth herein is deemed too restrictive by any governmental entity of competent jurisdiction, the covenants and agreements in this Section 8.1 shall be enforceable for such time and within such geographical area as such governmental entity may deem reasonable under the circumstances.


                                  ARTICLE IX.
                            SURVIVAL OF PROVISIONS

      SECTION 9.1. Survival. The representations and warranties required to be
                   --------
made by the Sellers and Buyer in this Agreement or in any certificate delivered pursuant hereto will survive until the second anniversary of the Closing Date, except that (i) the representations and warranties of Sellers set forth in Sections 2.4, 2.5, 2.13, and 2.14 hereof will survive until 30 days after the expiration of all statutes of limitation applicable to each such Section and
(ii) the representations and warranties of Buyer set forth in Section 3.5 hereof will survive until 30 days after the expiration of all statutes of limitation applicable to such Section. Notwithstanding the foregoing, any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto prior to the expiration of the relevant survival period in accordance with Article X below.

                                  ARTICLE X.
                                INDEMNIFICATION

      SECTION 10.1. Indemnification by Sellers. Subject to the provisions of
                    --------------------------
Sections 9.1, 10.3, and 10.4 hereof, the Sellers shall indemnify and hold harmless Buyer and Buyer Subsidiary for (a) any and all monetary damages, charges, losses, deficiencies, liabilities, obligations, costs, fees, and expenses (including, without limitation, reasonable fees and disbursements of counsel incident to the enforcement of rights under Section 10.1 or 10.2 hereof) (collectively, "Damages") resulting from or relating to any breach by the Sellers of any representation, warranty, covenant, or agreement made by the Sellers in this Agreement, (b)(i) any Taxes of CNL with respect to taxable periods ending on or before the Closing Date; (ii) any Taxes imposed on or in respect of CNL with respect to taxable periods including but not ending on the Closing Date which are allocable to the portion of such taxable period ending on the Closing Date; and (iii) any Taxes imposed on or in respect of any corporation (other than any Taxes imposed on CNL or Buyer or any affiliate of Buyer for any Tax period) with which CNL filed a Tax Return on a combined or consolidated basis for any taxable period that includes the Closing Date, or that ends on, as of the close of or before the Closing Date (including, without limitation, any Taxes for which CNL would be liable pursuant to the provisions of Treasury Regulation Section 1.1502-6), and (c) any Direct Economic Loss (as defined below) suffered by Buyer as a result of the rejection by Charter or ILIC of a recommendation of Buyer or Buyer Subsidiary, as the case may be (a "Recommendation"), pursuant to Article II(D) of the Charter Coinsurance Agreement, Article II(D) of the ILIC Coinsurance Agreement or Article II(D) of the Charter Reinsurance Agreement. Notwithstanding the foregoing, Sellers shall have no liability under clause (c) above if (i) following the Recommendation would create a violation of any applicable Law (a "Violation"), (ii) following the Recommendation would cause a breach of any Policy (a "Policy Breach"), or
(iii) Buyer does not cause to be delivered to Sellers (within 30 days after receipt by Buyer of a request therefor based upon Sellers' good faith belief that implementation of such Recommendation could result in a Violation or a Policy Breach) an opinion of counsel reasonably acceptable to Sellers to the effect that following the Recommendation would neither create a Violation nor a Policy Breach. The term "Direct

Economic Loss" shall mean the amount due to holders of Policies in respect of the period to which such Recommendation relates in excess of the amount due to such holders in respect of such period if Charter or ILIC (as applicable) had followed such Recommendation.

      SECTION 10.2. Indemnification by Buyer. Subject to the provisions of
                    ------------------------
Sections 9.1, 10.3, and 10.4 hereof, Buyer shall indemnify and hold harmless each Seller (a) in respect of any and all Damages resulting from or relating to any breach by Buyer of any representation, warranty, covenant, or agreement made by Buyer in this Agreement and (b)(i) any Taxes of CNL with respect to taxable periods that begin on or after the Closing Date, and (ii) any Taxes imposed on or in respect of CNL with respect to taxable periods including but not ending on the Closing Date which are allocable to the portion of such period beginning after the Closing Date.

      SECTION 10.3.  Limitations on Indemnification.
                     ------------------------------

            (a) No claim by any Person for indemnification under this Article X (an "Indemnitee") against any Person (an "Indemnifying Party"), which claim relates to a breach of a representation or warranty made in this Agreement, may be made unless notice of such breach is given in accordance with this Article X prior to the time the survival period for such representation or warranty expired.

            (b) Notwithstanding anything to the contrary contained in this Agreement, (i) Sellers will not be liable under any circumstances for indemnification under Section 10.1 hereof in an aggregate amount in excess of $2,000,000 and (ii) Buyer will not be liable under any circumstances for indemnification under Section 10.2 hereof in an aggregate amount in excess of $2,000,000.

            (c) If an Indemnitee recovers from any third party (including insurers) all or any part of any amount paid to it by an Indemnifying Party pursuant to Section 10.1 or 10.2 hereof, such Indemnitee will promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery, including any taxes and net of any tax benefit resulting from such recovery and payment), but not in excess of any amount previously so paid by the Indemnifying Party. If an Indemnitee recovers from any third party (including insurers) any amount as to which indemnification may be claimed pursuant to Section 10.1 or 10.2 hereof, such Indemnitee will have no right to claim indemnification for such amount from the Indemnifying Party.

            (d) The Indemnitee shall prosecute diligently and in good faith any claim for indemnification with any applicable third party (including insurers) prior to collecting any indemnification payment pursuant to
      Section 10.1 or 10.2 hereof.

      SECTION 10.4. Notice of Defense of Claims. Promptly after receipt of
                    ---------------------------
notice of any claim or Damages for which an Indemnitee seeks indemnification under this Article, such Indemnitee shall give written notice thereof to the Indemnifying Party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the Indemnifying Party. The notice shall state the information then available regarding the amount and nature of such claim or Damages and shall specify the provision or provisions of this Agreement under which the right to indemnification is asserted. If within 30 days after receiving such notice the Indemnifying Party gives written notice to the Indemnitee stating that it intends to defend against such claim or Damages at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the Indemnitee which consent shall not be unreasonably withheld), shall be by the Indemnifying Party and the Indemnitee shall make no payment in respect of such claim or Damages as long as the Indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the Indemnitee shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnitee and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expenses of one separate counsel for the Indemnitee shall be paid by the Indemnifying Party. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnitee shall, at the expense of the Indemnifying Party, undertake the defense of such claim or Damages with counsel selected by the Indemnitee, and shall have the right to compromise or settle the same exercising reasonable business judgment with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnitee shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the Indemnitee so long as such settlement releases the Indemnitee from all liability for or in connection with such action and does not materially and adversely impair the ability of the Indemnitee to carry on its business and does not contain any admission of wrong doing on the part of the Indemnitee.

                                  ARTICLE XI.
                           MISCELLANEOUS PROVISIONS

      SECTION 11.1.  Amendment and Modification.  This Agreement may be amended,
                     --------------------------
modified or supplemented by a written instrument signed by the parties hereto.

      SECTION 11.2. Waiver of Compliance; Consents. Any failure of Buyer or
                    ------------------------------
Buyer Subsidiary, on the one hand, or of Sellers on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Sellers or Buyer, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

      SECTION 11.3. Validity. The invalidity or unenforceability of any
                    --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      SECTION 11.4. Expenses and Obligations. All costs and expenses incurred in
                    ------------------------
connection with the consummation of the transactions contemplated by this Agreement by Buyer or Buyer Subsidiary shall be paid by Buyer or Buyer Subsidiary, and all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Sellers shall be paid by Sellers.

      SECTION 11.5. Notices. Any notice or other communication given pursuant to
                    -------
this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

                  If to Buyer or Buyer Subsidiary, to:

                  Allstate Life Insurance Company
                  3075 Sanders Road, Suite G2H
                  Northbrook, Illinois  60062
                  Attention:  James P. Zils
                  Facsimile No.:  (847) 402-9116

                  with a copy to:

                  Allstate Insurance Company
                  2775 Sanders Road, Suite A8
                  Northbrook, Illinois  60062
                  Attention:  Susan L. Lees
                  Facsimile No.:  (847) 402-0158

                  If to Sellers, to:

                  Charter National Life Insurance Company
                  Intramerica Life Insurance Company
                  c/o Richard G. Petitt
                  Empire Insurance Group
                  122 Fifth Avenue
                  New York, New York 10011
                  Facsimile No.:  (212) 387-2689

                  and to:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York  10010
                  Attention:  Joseph S. Steinberg, President
                  Facsimile No.:  (212) 598-3245
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Stephen E. Jacobs
                  Facsimile No.:  (212) 310-8007

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section will (A) if delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

      SECTION 11.6.  Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the Laws of the State of New York.

      SECTION 11.7. No Third Party Beneficiary. The terms and provisions of this
                    --------------------------
Agreement are intended solely for the benefit of Sellers, Buyer, Buyer Subsidiary, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

      SECTION 11.8. Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      SECTION 11.9. Headings. The article and section headings contained in this
                    --------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 11.10. Entire Agreement. This Agreement and the exhibits and
                     ----------------
schedules attached hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the exhibits and schedules attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

      SECTION 11.11. Assignment. Neither this Agreement nor any right or
                     ----------
obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein.

      SECTION 11.12. Jurisdiction and Venue. The parties hereto agree that any
                     ----------------------
suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the County of New York in the State of New York. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

      SECTION 11.13. Confidentiality. Subject to Section 4.13 hereof, for the
                     ---------------
three years following the Effective Time, Buyer shall refrain, and shall cause its officers, directors, employees, agents, auditors, counsel, affiliates and other representatives (collectively, "Representatives") to refrain, from directly or indirectly:

            (a) disclosing to any Person, other than Representatives of Buyer or Buyer Subsidiary ("Buyer's Representatives") the terms and conditions of this Agreement or any records, files, documents, data (including without limitation claims or loss data), or information concerning any of Sellers or CNL or their respective affiliates that the Buyer or Buyer Subsidiary prepares, maintains, uses, or receives in connection with the transactions contemplated by this Agreement, unless (i) disclosure is compelled by any court or administrative agency or by other applicable requirements of law or (ii) such records, files, documents, data, or information can be shown to have been (x) generally available to the public other than as a result of a disclosure by Buyer, Buyer Subsidiary or Buyer's Representatives or
      (y) available to Buyer on a non-confidential basis from a source other than Sellers or their Representatives, provided that such source is not known by Buyer or Buyer Subsidiary to be bound by a confidentiality agreement with, or other obligation of secrecy of, any Seller or another party; or

            (b) using such records, files, documents, data or information for any purpose (including without limitation directly or indirectly competing with Sellers or any affiliate thereof) except pursuant to this Agreement.

      Notwithstanding the foregoing, from and after the Closing Date, Buyer and Buyer Subsidiary shall be entitled to use information concerning, derived from, or related to the Business for any lawful purpose in connection with the transaction of Buyer's or Buyer Subsidiary's business under the Charter Coinsurance Agreement, the Charter Reinsurance Agreement, and the ILIC Coinsurance Agreement, provided that Buyer and Buyer Subsidiary shall comply with all Laws applicable to the use of such information (including, without limitation, Laws relating to the use of such information that would otherwise be applicable to Charter or ILIC, as applicable, as the issuers of the insurance policies and annuity contracts constituting the Business).

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                    ALLSTATE LIFE INSURANCE COMPANY


                                    By: /s/ James P. Zils
                                        ----------------------------------------
                                    Name:   James P. Zils
                                    Title:  Treasurer



                                    CHARTER NATIONAL LIFE INSURANCE
                                    COMPANY


                                    By: /s/ Richard G. Petitt
                                        ----------------------------------------
                                            Richard G. Petitt,
                                            Chairman and Chief Executive Officer



                                    INTRAMERICA LIFE INSURANCE
                                    COMPANY


                                    By: /s/ Richard G. Petitt
                                        ----------------------------------------
                                            Richard G. Petitt,
                                            Chairman and Chief Executive Officer


                                    LEUCADIA NATIONAL CORPORATION


                                    By: /s/ Joseph A. Orlando
                                        ----------------------------------------
                                            Joseph A. Orlando,
                                            Vice President and Chief
                                              Financial Officer

                                    ALLSTATE LIFE INSURANCE COMPANY OF
                                    NEW YORK


                                    By: /s/ James P. Zils
                                        ----------------------------------------
                                    Name:   James P. Zils
                                    Title:  Treasurer





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